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                                                                     EXHIBIT 11A


                        GATX CORPORATION AND SUBSIDIARIES

        COMPUTATION OF BASIC NET (LOSS) INCOME PER SHARE OF COMMON STOCK
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



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
                                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                                         SEPTEMBER 30           SEPTEMBER 30
                                                     -------------------    -------------------
                                                      2001         2000       2001       2000
                                                     -------     -------    -------     -------
Average number of shares of common stock
  outstanding                                           48.6        47.5       48.5        47.9

(Loss) income from continuing operations             $  (7.3)    $  37.6    $  19.6     $ 107.6
Income from discontinued operations                      -           7.5      165.4        19.6
                                                     -------     -------    -------     -------
Net (loss) income                                       (7.3)       45.1      185.0       127.2
Deduct - dividends paid and accrued on preferred
  stock                                                  -           -          -           -
                                                     -------     -------    -------     -------

Net (loss) income, as adjusted                       $  (7.3)    $  45.1    $ 185.0     $ 127.2
                                                     =======     =======    =======     =======

Basic net (loss) income per share:
  (Loss) income from continuing operations           $  (.15)    $   .79    $   .41     $  2.24
  Income from discontinued operations                    -           .16       3.41         .41
                                                     -------     -------    -------     -------
Basic net (loss) income per share                    $  (.15)    $   .95    $  3.82     $  2.65
                                                     =======     =======    =======     =======
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